UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 2, 2009, Auxilium Pharmaceuticals, Inc. issued a press release announcing that that it has submitted a Biologics License Application to the U.S. Food and Drug Administration for XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture.

The foregoing is qualified in its entirety by the text of the joint press release attached as Exhibit 99.1 hereto and incorporated herein by reference. All readers are encouraged to read the entire text of the joint press release attached hereto.

Item 8.01	Other Events.

On February 27, 2009, Auxilium Pharmaceuticals, Inc. submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture. The BLA submission is based on data from a total of 1082 treated Dupuytren’s contracture patients and over 2600 injections of XIAFLEX. Auxilium has requested Priority Review designation for this BLA submission from the FDA. The Company expects to hear back from the FDA on Priority Review designation within approximately 60 days from the filing date. If granted, the FDA, per Prescription Drug User Fee Act guidelines, has up to six months from submission date to take action on the BLA. Priority Review may be granted to drug products that provide treatment when no approved pharmacological treatments exist for a disease.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 2, 2009, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 3, 2009	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 2, 2009, issued by Auxilium Pharmaceuticals, Inc.